Exhibit 32.2
Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Transition Report of Textura Corporation (the “Company”) on Form 10-Q for the period beginning October 1, 2013 and ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jillian Sheehan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 9, 2014

/s/ Jillian Sheehan
Jillian Sheehan
Chief Financial Officer of Textura Corporation
(principal financial officer)